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                                                                 Exhibit 23.02







                           Consent of Independent Auditors





     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to an aggregate of 550,000 shares of Common Stock of Java Group, Inc. issuable pursuant to the agreements listed on the cover page of such Registration Statement and of our reports dated October 8, 1996, September 30, 1996 and November 3, 1995, with respect to the financial statements and schedules of Java Group, Inc. included in its Registration Statement on Form 10-SB filed with the Securities and Exchange Commission.





                                             ELLIOTT TULK PRYCE ANDERSON




Vancouver, British Columbia, Canada
December 9, 1996